Dun & Bradstreet Announces Refinancing of Term Loan and Revolving Credit Facilities
JACKSONVILLE, Fla. – January 30, 2024 -- Dun & Bradstreet (NYSE:DNB), a leading global provider of business decisioning data and analytics, today announced that its wholly-owned subsidiary, The Dun & Bradstreet Corporation, has successfully refinanced its Term Loan and Revolving Credit facilities. The transaction took advantage of a favorable market issuance window and successfully repriced and extended maturities of the entire secured layer of its capital structure, approximately $4.0 billion.

The transaction:
•Repriced and extended $850 million Revolving Credit Facility due 2025 at par
oReduced drawn spread by 0.50% across the pricing grid and removed credit spread adjustment (“CSA”) of 0.10% resulting in 0.60% reduction in aggregate
oExtended maturity by approximately 3.4 years to February 2029
•Repriced $452 million Term Loan B-2 due 2029
oRepriced coupon down by 0.25% (from SOFR+3.00% to SOFR+2.75%) at par
•Raised $2,652 million add-on to repriced Term Loan B-2, due 2029 at par and proceeds were used to repay existing initial Term Loans, resulting in a leverage neutral transaction
oInitially launched at $1,750 million and was successfully upsized in market to $2,652 million
oEffectively removed the CSA and extended maturity of the existing Term Loan B-1 due 2026 by approximately 3 years
oAdded additional 0.25% coupon step-down upon achieving Ba3/BB– Corporate Family Ratings from Moody’s and S&P, respectively, for the entire $3.1 billion term loan amount
"By proactively capitalizing on the favorable debt market environment, we are very pleased with execution and closing of this refinancing,” said Bryan Hipsher, Chief Financial Officer of Dun & Bradstreet. “We continue to focus on investing in organic growth acceleration and improving our leverage profile through enhanced profitability and the reduction of debt to drive long-term shareholder value.”

Additional details on the terms of the amendment are available in the 8-K filed with the Securities and Exchange Commission on January 30, 2024.

About Dun & Bradstreet
Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity. For more information on Dun & Bradstreet, please visit www.dnb.com.
Forward Looking Statement
The statements contained in this release that are not purely historical are forward-looking statements, including statements regarding expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are based on Dun & Bradstreet’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. It is not possible to predict or identify all risk factors. Consequently, the risks and uncertainties listed below should not be considered a complete discussion of all of our potential trends, risks and uncertainties. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) our ability to implement and execute our strategic plans to transform the business; (ii) our ability to develop or sell solutions in a timely manner or maintain client relationships; (iii) competition for our solutions; (iv) harm to our brand and reputation; (v) unfavorable global economic conditions including, but not limited to, volatility in interest rates, foreign currency markets, inflation, and supply chain disruptions; (vi) risks associated with operating and expanding internationally; (vii) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (viii) failure in the integrity of our data or systems; (ix) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (x) loss of access to data sources or ability to transfer data across the data sources in markets where we operate; (xi) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xii) loss or diminution of one or more of our key clients, business partners or government contracts; (xiii) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xiv) our ability to protect our intellectual property adequately or cost-effectively; (xv) claims for intellectual property infringement; (xvi) interruptions, delays or outages to subscription or payment processing platforms; (xvii) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xviii) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xix) compliance with governmental laws and regulations; (xx) risks related to registration and other rights held by certain of our largest shareholders; (xxi) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event, including the global economic uncertainty and measures taken in response; (xxii) increased economic uncertainty related to the ongoing conflict between Russia and Ukraine, the conflict in the Middle East, and associated trends in macroeconomic conditions, and (xxiii) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 23, 2023.
For more information, contact:

Investor Contact:
904-648-8006
IR@dnb.com

Media Contact:
Dawn McAbee
904-648-6328
Mcabeed@dnb.com